FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ODYSSEY RE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 First Stamford Place Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates:
333-113026
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
floating rate series B preferred stock, par value $0.01 per share (the “Series B Preferred Shares”)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Odyssey Re Holdings Corp. (the “Company”) incorporates herein by reference the description of the Series B Preferred Shares to be registered hereunder set forth under the caption “Description of the Series B Preferred Shares” in the Company’s prospectus supplement dated October 13, 2005, filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2005 pursuant to Rule 424(b)(5), and under the captions “Description of Preferred Stock” and “Description of Common Stock — Delaware Anti-Takeover Statute and Charter Provisions” in the Company’s prospectus included in the Company’s registration statement on Form S-3 (Registration No. 333-113026), which registration statement was declared effective by the Commission on January 31, 2005. Any form of prospectus or prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.
Item 2. Exhibits
1.	Prospectus dated January 26, 2005, incorporated herein by reference to Amendment No. 2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-113026), filed with the Commission on January 26, 2005.

2.	Prospectus supplement dated October 13, 2005, incorporated herein by reference to the Company’s filing with the Commission pursuant to Rule 424(b)(5) on October 14, 2005.

3.	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (No. 333-57642), filed with the Commission on May 4, 2001.

4.	Amended and Restated By-Laws, incorporated herein by reference to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (No. 333-57642), filed with the Commission on May 4, 2001.

5.	Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series B Preferred Shares, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2005.

6.	Form of Stock Certificate evidencing the Series B Preferred Shares, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on October 18, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ODYSSEY RE HOLDINGS CORP.
Date: October 25, 2005	By:	/s/ Donald L. Smith
		Name:	Donald L. Smith
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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